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                                                                EXHIBIT 22(a)(1)

                           CERTIFICATION OF AMENDMENT

                                       OF

                              CERTIFICATE OF TRUST

                         NATIONS MASTER INVESTMENT TRUST

NATIONS MASTER INVESTMENT TRUST (the "Trust"), a trust organized and existing under and by virtue of Section 3810 of the Delaware Statutory Trust,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Trustees of the Trust, at a meeting duly held on May 4-5, 2005, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Trust of the Trust:

          RESOLVED, that the name of NATIONS MASTER INVESTMENT TRUST be, and it hereby is, changed to COLUMBIA FUNDS MASTER INVESTMENT TRUST; and

          FURTHER RESOLVED, that the officers of Nations Master Investment Trust be, and each hereby is, authorized, directed and empowered to perform any and all actions that such officer deems necessary or appropriate to change the name of Nations Master Investment Trust to Columbia Funds Master Investment Trust, including without limitation, filing an amended Certificate of Trust on behalf of Columbia Funds Master Investment Trust with the State of Delaware and deciding on the most appropriate timing to implement such change.

          SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 3810(b)(1) of the Delaware Statutory Trust.

          THIRD: That this Certificate of Amendment of the Certificate of Trust for the Trust shall be effective upon filing.

     IN THE WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

IN THE WITNESS WHEREOF, said Trustees of the Trust have caused this certificate to be signed by Scott Henderson, its Corporate Secretary, as of this 21st day of September, 2005.


                                        /s/ R. Scott Henderson
                                        ----------------------------------------
                                        R.Scott Henderson
                                        Secretary